Exhibit 23.3

Consent of Independent Auditor

Bright Health Group, Inc.

Minneapolis, Minnesota

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-8 of our report dated December 23, 2019, relating to the financial statements of Universal Care, Inc. dba Brand New Day appearing in the Registration Statement on Form S-1 (no. 333-256286) of Bright Health Group, Inc.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Costa Mesa, California

June 28, 2021